Exhibit 10.14

FIRST AMENDED AND RESTATED PROFITS INTEREST PLAN

OF

H&W FRANCHISE HOLDINGS LLC

H&W Franchise Holdings LLC, a Delaware limited liability company (the “Company”), has adopted this First Amended and Restated Profits Interest Plan of H&W Franchise Holdings LLC (the “Plan”), as of June 27, 2018 (the “Effective Date”) which amends and restates that certain Profits Interest Plan of H&W Franchise Holdings LLC dated September 26, 2017 (the “Prior Plan”) in its entirety. The purpose of the Plan is to provide such eligible employees and service providers with an opportunity to participate in the Company’s future by offering them an opportunity to acquire an interest in the Company so as to enhance the Company’s ability to attract and retain individuals of exceptional talent to contribute to the sustained progress, growth and profitability of the Company.

Pursuant to the Plan, Participants (as defined below) will be granted an award of Incentive Units (as defined below) (each, an “Award” and, collectively the “Awards”) and will thereby become Members (as defined below) of the Company. The Incentive Units so acquired shall be governed by, and will be subject to the transfer and other restrictions and terms contained in (a) the Plan, (b) an Award Agreement (as defined below), and (c) the LLC Agreement (as defined below).

Any reference to the “Plan” in any Award Agreement shall refer to the Plan and not the Prior Plan. To the extent there are any inconstancies or conflicts between the Plan and the Prior Plan, the Plan will govern and control.

ARTICLE 1.

DEFINITIONS

Whenever a following term is used in the Plan, it shall have the meaning specified below unless the context clearly indicates to the contrary. Any other capitalized term used in the Plan but not otherwise defined herein shall have its respective meaning set forth in the LLC Agreement. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

1.1     “Adjustment Event” shall mean any dividend or other distribution (whether in the form of cash, additional interests, other securities, or other property, and excluding any tax distributions made under the LLC Agreement), any Capital Contributions, any recapitalization, reclassification, reorganization, change to corporate form, merger, consolidation, split-up, spinoff, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other similar transaction or event.

1.2     “Administrator” shall have the meaning set forth in Section 5.1.

1.3     “Award” shall have the meaning set forth in the preamble hereto.

1.4     “Award Agreement” shall mean a written Profits Interest Plan Award Agreement executed by the Company and the Participant, evidencing the terms of an Award made under the Plan, including exhibits thereto.

1.5     “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. Reference to any particular Code section shall include any successor section, and any regulations promulgated thereunder.

1.6     “Company” shall have the meaning set forth in the preamble hereto.

1.7     “Effective Date” shall have the meaning set forth in the preamble hereto.

1.8     “Employee” shall mean any director, manager, officer or other Person providing key services directly or indirectly to, or for the benefit of, the Company or its Affiliates. A Participant shall not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, any Parent, any Subsidiary, or any successor. In addition, the term “Employee” may, strictly for the purposes of this Plan, at the discretion of the Administrator, include any individual or entity whose services with the Company are performed pursuant to a contract that purports to treat such individual or entity as an independent contractor; provided, that the use of such term is in no way intended to create or alter any employment relationship with such independent contractor.

1.9     “Incentive Units” means a Unit awarded by the Administrator hereunder, constituting a “Class B Unit” under the LLC Agreement, which is subject to forfeiture as described in the LLC Agreement, the Plan and the Participant’s Award Agreement. Each Incentive Unit is intended to be a “profits interest” within the meaning of IRS Revenue Procedures 93-27 and 2001-43.

1.10     “LLC Agreement” shall mean the Third Amended Limited Liability Company Operating Agreement of H&W Franchise Holdings LLC, dated as of the Effective Date, among the Company and the Members named therein, as amended from time to time.

1.11     “Member” shall have the meaning ascribed to such term in the LLC Agreement.

1.12     “Parent” shall mean any business, whether or not incorporated, which owns more than fifty percent (50%) of the combined voting power of the voting securities or voting interests of the Company.

1.13     “Participant” shall mean any Employee who is selected by the Administrator to receive an Award pursuant to the provisions of Section 3.1 and who executes an Award Agreement pursuant to the provisions of Section 3.2.

1.14     “Person” means any individual, sole proprietorship, general partnership, limited partnership, corporation, business trust, trust, joint venture, limited liability company, association, joint stock company, bank, unincorporated organization or any other form of entity.

1.15     “Plan” shall have the meaning set forth in the preamble hereto.

1.16     “Priority Return” means as to each Member holding Class A Units, an amount accruing, on a per Unit basis, on such member’s unreturned Capital Contributions (from and after the date of each such Capital Contribution on the amount of the unreturned portion thereof) and Unpaid Priority Return in respect of such Class A Units at the rate of eight percent (8%) per annum. Priority Return shall be compounded semi-annually, accruing daily and calculated on the basis of the actual number of days elapsed over a 360-day year (and pro-rated for partial periods).

1.17     “Subsidiary” shall have the meaning ascribed to such term in the LLC Agreement.

1.18     “Termination of Service” shall mean the termination for any reason, including death, disability, resignation, retirement or termination for or without cause, at any time, of that Participant’s services as an Employee, as reasonably determined by the Administrator, with the Company and with each Parent or Subsidiary of the Company for which the Participant served as an Employee. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to a particular Participant’s Termination of Service.

1.19     “Unit” shall mean a “Unit” as defined in the LLC Agreement, or such other class or kind of units, shares or other securities resulting from the application of Section 6.3.

1.20     “Unpaid Priority Return” means, with respect to each Class A Unit, the cumulative Priority Return with respect to such Unit less all distributions made under Article V of the LLC Agreement (other than in respect of unreturned Capital Contributions).

ARTICLE 2.

INCENTIVE UNITS SUBJECT TO PLAN

2.1     Awards Subject to Plan. The Plan shall be effective on the Effective Date. The number of Incentive Units initially available for grant under the Plan is 195,988.2 Class B Units.

2.2     Add-Back. If any Award is forfeited by a Participant or repurchased by the Company pursuant to Section 4.1, the Incentive Units covered by such Award may thereafter be awarded or regranted under the Plan, subject to the limitations of Section 2.1 on the total amount of Incentive Units that may be outstanding as Awards under the Plan.

ARTICLE 3.

AWARDS

3.1     Awards.

3.1.1     The Administrator may from time to time, in its sole and absolute discretion: (a) determine those Employees to receive Awards and (b) determine the purchase price (if any), form of payment for Awards and other terms and conditions applicable to such Awards, including provisions for vesting and forfeiture, consistent with the Plan and with the LLC Agreement and any applicable employment agreement with such Employee.

3.1.2     Upon the selection of an Employee to receive an Award, the Administrator shall grant such Awards and may impose such conditions on the issuance of such Awards as the Administrator deems appropriate; provided, however, that no such condition may be inconsistent with the terms of the LLC Agreement, the terms of which by this reference are incorporated herein.

3.2     Award Agreement. An Award is a grant of a specified number of Incentive Units to a Participant as of a certain date, which Incentive Units are subject to forfeiture upon the happening of specified events. Awards shall be issued only pursuant to an Award Agreement, which shall be executed by the selected Employee and an officer of the Company or one of its Affiliates designated by the Administrator on behalf of the Company and which shall contain such terms and conditions as the Administrator shall determine, consistent with the Plan and with the terms of the LLC Agreement. Upon receipt of an Award, a Participant shall execute a joinder to the LLC Agreement (to the extent the LLC Agreement has not been previously executed by the Participant) in such form as may be presented to the Participant by the Administrator to effectuate such joinder. All Awards issued under the Plan shall be subject to the terms of the LLC Agreement and shall, in the terms of each individual Award Agreement, be subject to such additional restrictions as the Administrator shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability, restrictions on access to, and rights to receive, information and restrictions based on duration of service with the Company, performance by Employees of the Company or Company performance; provided, however, that, by action taken in its absolute discretion after the Award is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement.

3.3     Rights as Members. Upon the grant of an Award pursuant to the Plan, the Participant shall have, unless otherwise provided by the Administrator, all the rights and obligations of a Class B Member with respect to said Award as provided in the LLC Agreement, subject to the restrictions in his or her Award Agreement. As set forth in the LLC Agreement, the Participants shall not, by virtue of their holding Awards, have the right to vote or otherwise influence or control the management or operation of the Company.

ARTICLE 4.

RESTRICTIONS ON AWARDS

4.1     Cancellation and Repurchase of Awards. Incentive Units granted under any Award Agreement shall be subject to the cancellation and repurchase provisions set forth therein;

provided, that the Administrator may provide separate cancellation or repurchase terms in an individual Award Agreement as the Administrator may then determine.

4.2     Additional Restrictions on Units. In addition to any restrictions contained in the Plan, an Award Agreement and/or the LLC Agreement, the Incentive Units shall be subject to restrictions on transfer pursuant to applicable securities laws and other such laws, including applicable regulations or agreements as contemplated by Section 3.2 as the Administrator shall deem appropriate.

ARTICLE 5.

ADMINISTRATION

5.1     Administration. The Plan shall be administrated by the Board of Managers or any committee of the Board of Managers to which such authority is delegated by the Board of Managers (the “Administrator”).

5.2     Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan and the Award Agreements pursuant to which Awards are issued, and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any Award under the Plan need not be the same with respect to each Participant.

5.3     Administrator Action. The Administrator shall act in accordance with the terms and conditions set forth in the LLC Agreement.

5.4     Professional Assistance: Good Faith Actions; Compensation. All expenses and liabilities which the Administrator incurs in connection with the administration of the Plan shall be borne by the Company. The Administrator may employ attorneys, accountants, appraisers, brokers, or other Persons in connection with the administration of the Plan. The Administrator, the Company and the Company’s officers shall be entitled to rely upon the advice, opinions or valuations of any such Persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final, binding and conclusive upon all Participants, the Company and all other interested Persons. No members of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, including grant of Awards, and all members of the Administrator shall be fully protected by the Company in respect of any such action, determination or interpretation. The members of the Administrator shall serve without compensation for their services to the Plan.

ARTICLE 6.

GENERAL PROVISIONS

6.1     Restrictions on Transfer of Awards. Each Award granted to a Participant under the Plan is subject to the terms of the Award Agreement pursuant to which such Award was issued and the LLC Agreement. Any permitted transferee of an Award shall take such Award subject to the terms of the Plan, the Award Agreement pursuant to which such Award was issued, and the LLC Agreement and any applicable employment agreement with the Participant. Any such permitted transferee must, upon the request of the Company, agree to be bound by the Plan, the Award Agreement pursuant to which such Award was issued, and the LLC Agreement, and shall execute the same on request, and must agree to such other waivers, limitations, and restrictions as the Company may reasonably require. Any transfer of an Award which is not made in compliance with the Plan, the LLC Agreement and the Award Agreement pursuant to which such Award was issued shall be null and void and of no effect.

6.2     Amendment, Suspension or Termination of the Plan. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time and from time to time by the Administrator without the consent of the Participants or the Members; provided, however, that no such amendment, suspension or termination shall be made which would have a material adverse effect on the rights of Participants who have vested Incentive Units. No Award may be granted during any period of suspension or after termination of the Plan.

6.3     Changes in Capitalization. In the event that the Administrator determines, in its sole discretion, that any Adjustment Event affects the Incentive Units, then the Administrator shall, in such manner as it may deem equitable, adjust the number and kind of equity securities authorized for grant under the Plan and make such other equitable adjustments to any Award as it may deem appropriate with respect to any event described in this Section 6.3. Notwithstanding anything to the contrary contained in the LLC Agreement, the Plan or any applicable Award Agreement, no allocations or distributions under the LLC Agreement or otherwise will be made to any Participant unless and until (a) the Participation Threshold applicable to such Participant’s Class B Units (determined on a Unit by Unit basis) has been reduced to zero in accordance with the LLC Agreement (which, notwithstanding anything to the contrary contained in the LLC Agreement, the Participation Threshold will not be reduced by any tax distributions made under the LLC Agreement) and (b) the Class A Members, pro rata in proportion to their Unpaid Priority Return with respect to their Class A Units, have received aggregate distributions under Article V of the LLC Agreement in an amount equal to the Unpaid Priority Return of each such member with respect to its Class A Units has been reduced to zero. Any such forgone distributions will be made to the other Members in accordance with Article V of the LLC Agreement (taking into account the immediately preceding sentence). Determinations and adjustments made by the Administrator pursuant to this Section 6.3 shall be final, binding and conclusive.

6.4     Payment of Taxes. The Company and its Subsidiaries shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, transfer, sale or payment on account of any Award and may otherwise require each Participant to pay to Company or any of its Subsidiaries (or to any relevant taxing authority) any employment or other taxes or charges that are intended to be borne by such Participant, under applicable law or otherwise.

6.5     Effect of Plan Upon Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Parent or Subsidiary of the Company. Nothing in the Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for Employees or (b) to grant or assume equity interest rights otherwise than under the Plan in connection with any proper business purpose including, without limitation, the grant or assumption of equity interests, in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

6.6     Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan, the issuance and delivery of Incentive Units pursuant to the Awards, and the payment of money under the Plan or under the Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the Person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company, as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and any Awards hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

6.7     No Guarantee of Service or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate thereof to terminate any Participant’s services at any time and for any reason, nor confer upon any Participant any right to continue in the service of the Company or any Affiliate thereof. In addition, if any Participant’s services to the Company or any of its Affiliates shall be terminated for any reason, such Participant shall not be eligible for any compensation or remuneration with respect to such termination (except as otherwise expressly provided in this Plan, any applicable Award Agreement or the LLC Agreement) to compensate such Participant for the loss of any rights under the Plan notwithstanding any provision to the contrary contained in the Participant’s contract of employment. No director, officer or key employee of, or consultant to, the Company or any Subsidiary shall have a right to be selected as a Participant or, having been so selected, to receive any Incentive Units. The Administrator may establish different terms and conditions for different Participants receiving Incentive Units and for the same Participant for each Incentive

Unit such Participant may receive, whether or not granted at different times. The grant of any Incentive Unit to any director, officer or key employee of, or consultant to, the Company or any Subsidiary shall neither entitle such Person to, nor disqualify that Person from, the grant of any other Incentive Units. The Administrator’s selection of a director, officer or key employee of, or consultant to, the Company or any Subsidiary as a Participant shall neither entitle such Person to, nor disqualify such Person from, participation in any other incentive plan of the Company or any of its Affiliates.

6.8     No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company or any of its Affiliates to establish other plans or to pay compensation to its employees in cash or property.

6.9     No Impact on Benefits. Incentive Units shall not be treated as compensation for purposes of calculating a Participant’s rights under any employee benefit plan.

6.10     Freedom of Action. Subject to Section 6.2, nothing in the Plan shall be construed as limiting or preventing the Company or any of its Affiliates from taking any action with respect to the operation or conduct of its business that it deems appropriate or in its best interest.

6.11     Headings. Headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

6.12     Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.